                                                                    Exhibit 10.2

                     WILSHIRE REAL ESTATE PARTNERSHIP L.P.

                         LIMITED PARTNERSHIP AGREEMENT

                               TABLE OF CONTENTS


                                                                            Page
                                                                            ----

ARTICLE I - FORMATION.....................................................     1
     Section 1.1 Name.....................................................     1
     Section 1.2 Place of Business; Registered Agent......................     1
     Section 1.3 Term.....................................................     1
     Section 1.4 Application of the Act...................................     1

ARTICLE II - INTERPRETIVE PROVISIONS......................................     2
     Section 2.1 Certain Definitions......................................     2
     Section 2.2 Rules of Construction....................................    10

ARTICLE III - BUSINESS PURPOSE............................................    11
     Section 3.1 Business.................................................    11
     Section 3.2 Authorized Activities....................................    11

ARTICLE IV - CAPITAL CONTRIBUTIONS........................................    11
     Section 4.1 Initial Capital Contributions............................    11
     Section 4.2 Additional Partnership Units.............................    12
     Section 4.3 No Third Party Beneficiaries.............................    13
     Section 4.4 Return of Capital Account; Interest......................    13
     Section 4.5 Preemptive Rights........................................    13
     Section 4.6 REIT Share Purchases.....................................    13
     Section 4.7 Limited Liability........................................    13

ARTICLE V - ALLOCATIONS AND DISTRIBUTIONS.................................    14
     Section 5.1 General..................................................    14
     Section 5.2 Distributions of Net Cash Flow...........................    14
     Section 5.3 Distributions of Capital Proceeds........................    14
     Section 5.4 Amounts Withheld.........................................    14

ARTICLE VI - PARTNERSHIP MANAGEMENT.......................................    14
     Section 6.1 Management and Control of Partnership Business...........    14
     Section 6.2 No Management by Limited Partners; Limitation of
                  Liability...............................................    15
     Section 6.3 Limitations on Partners..................................    16
     Section 6.4 Business with Affiliates.................................    16
     Section 6.5 Compensation; Reimbursement of Expenses..................    16
     Section 6.6 Liability for Acts and Omissions.........................    17

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                                                                            Page
                                                                            ----

ARTICLE VII - ADMINISTRATIVE, FINANCIAL AND TAX MATTERS...................    17
     Section 7.1 Books and Records........................................    17
     Section 7.2 Annual Audit and Accounting..............................    18
     Section 7.3 Partnership Funds........................................    18
     Section 7.4 Reports and Notices......................................    18
     Section 7.5 Notification of Changes in Conversion Multiple...........    18
     Section 7.6 Tax Matters..............................................    18
     Section 7.7 Withholding..............................................    19

ARTICLE VIII - TRANSFER OF INTERESTS; ADMISSION OF PARTNERS...............    20
     Section 8.1 Transfer by General Partner..............................    20
     Section 8.2 Obligations of a Prior General Partner...................    20
     Section 8.3 Additional or Successor General Partner..................    20
     Section 8.4 Restrictions on Transfer and Withdrawal by Limited
                  Partner.................................................    20
     Section 8.5 Substituted Limited Partner..............................    21
     Section 8.6 Timing and Effect of Transfers...........................    22
     Section 8.7 Additional Limited Partners..............................    22
     Section 8.8 Amendment of Agreement and Certificate...................    22

ARTICLE IX - REDEMPTION...................................................    23
     Section 9.1 Right of Redemption......................................    23
     Section 9.2 Timing of Redemption.....................................    23
     Section 9.3 Redemption Price.........................................    23
     Section 9.4 Assumption of Redemption Obligation......................    24
     Section 9.5 Further Assurances.......................................    24
     Section 9.6 Effect of Redemption.....................................    24

ARTICLE X - DISSOLUTION AND LIQUIDATION...................................    24
     Section 10.1 Term and Dissolution....................................    24
     Section 10.2 Liquidation of Partnership Assets.......................    25
     Section 10.3 Time for Winding Up.....................................    26

ARTICLE XI - AMENDMENTS AND MEETINGS......................................    26
     Section 11.1 Amendment Procedure.....................................    26
     Section 11.2 Meetings and Voting.....................................    27

ARTICLE XII - MISCELLANEOUS PROVISIONS.....................................   27
     Section 12.1 Title to Property.......................................    27
     Section 12.2 Other Activities of Limited Partners....................    27
     Section 12.3 Power of Attorney.......................................    28
     Section 12.4 Further Assurances......................................    29

     Section 12.5 Titles and Captions......................................   29
     Section 12.6 Applicable Law...........................................   29
     Section 12.7 Binding Agreement........................................   29
     Section 12.8 Waiver of Partition......................................   29
     Section 12.9 Counterparts and Effectiveness...........................   29
     Section 12.10 Survival of Representations.............................   30
     Section 12.11 Entire Agreement........................................   30
     Section 12.12 Securities Law Provisions...............................   30
     Section 12.13 Remedies Not Exclusive..................................   30

EXHIBITS

     Exhibit 1 -  Schedule of Partners
     Exhibit 2 -  Redemption Notice
     Exhibit 3 -  Allocation Provisions
     Exhibit 4 -  Form of Unit Certificate

                     WILSHIRE REAL ESTATE PARTNERSHIP L.P.

                         LIMITED PARTNERSHIP AGREEMENT


          THIS LIMITED PARTNERSHIP AGREEMENT (the "Agreement") of Wilshire Real Estate Partnership L.P. (the "Partnership") is made this day of _______, 1998, by and among WILSHIRE REAL ESTATE INVESTMENT TRUST INC., a Maryland corporation, as General Partner and WILSHIRE REAL ESTATE INVESTMENT TRUST, INC., a Maryland Corporation and SMALL CAP INVESTMENTS, LLC, an Oregon limited liability company, as Limited Partners, together with any Persons who or which become Partners in the Partnership in accordance with the terms hereof.


          NOW, THEREFORE, in consideration of the promises and mutual covenants and agreements herein contained, the parties hereto, intending to be legally bound hereby, agree as follows:


                             ARTICLE I - FORMATION

           Section 1.1 Name.  The name of the Partnership is WILSHIRE REAL
           ----------------
ESTATE PARTNERSHIP L.P.

           Section 1.2 Place of Business; Registered Agent.  The principal
          ------------------------------------------------
office of the Partnership is located at 1776 SW Madison Street, Portland, Oregon 97205 which office may be changed to such other place as the General Partner may from time to time designate. The registered agent for the Partnership in the State of Delaware is Corporation Service Company whose address is 1013 Centre Road, Wilmington, Delaware 19805.

           Section 1.3 Term.  The Partnership shall terminate on December 31,
          -----------------
2050 unless sooner terminated as provided in this Agreement or by operation of law.

           Section 1.4 Application of the Act.  The Partnership is a limited
          -----------------------------------
partnership subject to the provisions of the Act and the terms and conditions set forth in this Agreement. Except as expressly provided herein to the contrary, the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the Act. No Partner has any interest in any Partnership property, and the Partnership Interest of each Partner shall be personal property for all purposes.

                     ARTICLE II - INTERPRETIVE PROVISIONS

          Section 2.1 Certain Definitions.  The following terms have the
          -------------------------------
definitions hereinafter indicated whenever used in this Agreement with initial capital letters. In addition, certain terms are defined in Exhibit 3 hereto.

          Act:  The Delaware Revised Uniform Limited Partnership Act, as it
          ---
may be amended from time to time, and any successor to such statute.

          Additional Limited Partner:  A person admitted to the Partnership as
          --------------------------
an Additional Limited Partner in accordance with Section 8.7 hereof and who is shown as such on the books and records of the Partnership.

          Affiliate:  With respect to any referenced Person, (i) such Person or
          ---------
a member of his immediate family; (ii) any Person who directly or indirectly owns, controls or holds the power to vote ten percent (10%) or more of the outstanding voting securities of the Person in question; (iii) any Person ten percent (10%) or more of whose outstanding securities are directly or indirectly owned, controlled by, or held with power to vote by the Person in question; (iv) any Person directly or indirectly controlling, controlled by, or under direct common control with the Person in question; (v) if the Person in question is a corporation, any executive officer or director of such Person or of any corporation directly or indirectly controlling such Person; and (vi) if the Person in question is a partnership, any general partner of such partnership or any Limited Partner owning or controlling ten percent (10%) or more of either the capital or profits interest in such partnership. As used herein, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

          Agreement:  This Limited Partnership Agreement and all Exhibits
          ---------
attached hereto, as the same may he amended or restated and in effect from time to time.

          Assignee:  Any Person to whom one or more Partnership Units have been
          --------
Transferred as permitted under this Agreement, but who has not become a Substituted Limited Partner in accordance with the provisions hereof and who shall have the rights set forth in Section 8.5(B).

          Associate:  Either (i) a corporation, partnership or organization
          ---------
(other than Seller or Investor) of which such Person is an officer or partner or is, directly or indirectly, the beneficial owner, if the Associate is a corporation, of 10% or more of any class of equity securities (by vote or value, whichever is more restrictive) of such Associate, and if the Associate is a partnership or organization, of 10% or more in the assets or net profits of the Associate, in both cases pursuant to Section 856(d)(2)(B) of the Code; (ii) any trust or estate which such Person has a beneficial interest of 10% or more in the assets or net profits of such trust or estate pursuant to Section 856(d)(2)(B) of the Code; and (iii) any relative or spouse of such Person who has the same residence as such Person.

          Bankrupt(cy):  Either (i) a referenced Person's making an assignment
          ------------
for the benefit of creditors; (ii) the filing by a referenced Person of a voluntary petition in bankruptcy; (iii) a referenced Person's being adjudged insolvent or having entered against him an order for relief in any bankruptcy or insolvency proceeding; (iv) the filing by a referenced Person of an answer seeking any reorganization, composition, readjustment, liquidation, dissolution or similar relief under any law or regulation; (v) the filing by a referenced Person of an answer or other pleading admitting or failing to contest the material allegations of a petition filed against him in any proceeding of reorganization, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation; or (vi) a referenced Person's seeking, consenting to or acquiescing in the appointment of a trustee, receiver or liquidator for all or substantially all of his property (or court appointment of such trustee, receiver or liquidator).

          Capital Account:  The account maintained by the Partnership for each
          ---------------
Partner described in Exhibit 3 hereto.

          Capital Contribution:  With respect to each Partner, the total amount
          --------------------
of cash or cash equivalents, or the Gross Asset Value of Contributed Property which such Partner contributes or is deemed to contribute to the Partnership pursuant to the terms of this Agreement, including the Capital Contribution made by a predecessor holder(s) of the Interest of such Partner.

          Capital Proceeds:  The net proceeds received by the Partnership (less
          ----------------
the amount determined by the General Partner as necessary or desired to reinvest in new Partnership Assets) from, or attributable to, (i) any financing obtained by the Partnership after payment of the then-outstanding principal balance and accrued but unpaid interest on liabilities of the Partnership then payable pursuant to the terms thereof from the proceeds of such financing; (ii) the sale or condemnation (other than a temporary taking) of all or substantially all of any Property Interest or the Partnership's interest therein after payment of the then-outstanding principal balance and accrued but unpaid interest on liabilities of the Partnership then payable pursuant to the terms thereof; (iii) the receipt of any proceeds from a policy of title or fire and extended coverage insurance; and (iv) any reserves previously set aside from Capital Proceeds or Capital Contributions which are deemed available for distribution by the General Partner.

          Cash Payment:  The payment to a Redeeming Party of a cash amount
          ------------
determined by multiplying (i) the number of Partnership Units tendered for redemption by such Redeeming Party pursuant to a validly proffered Redemption Notice by (ii) the Unit Value on the date the Redemption Notice is received by the General Partner by (iii) the Conversion Multiple.

          Certificate:  The Partnership's Certificate of Limited Partnership
          -----------
filed in the office of the Delaware Secretary of State, as amended from time to time, as required by the terms of this Agreement and the Act.

          Code:  The Internal Revenue Code of 1986, as amended from time to
          ----
time.

          Consent:  Either the written consent of a Person or the affirmative
          -------
vote of such Person at a meeting duly called and held pursuant to this Agreement, as the case may be, to do the act or thing for which the consent is required or solicited, or the act of granting such consent, as the context may require. Except as expressly provided otherwise in this Agreement, reference to a requirement for the "Consent" of a Partner shall require the commercially reasonable judgment of such Partner in light of the facts and circumstances, rather than the unfettered discretionary decision of such Partner.

          Contributed Property:  Each property or other asset (excluding cash)
          --------------------
contributed or deemed contributed to the Partnership (whether as a result of a Code Section 708 termination or otherwise).

          Contribution Agreement(s):  The Contribution Agreement by and among
          -------------------------
the Partnership, the General Partner and a Property Interest Owner, pursuant to which, among other things, such Property Interest Owner agrees to contribute a Property Interest and such other assets owned by such Property Interest Owner and specified in such agreement to the Partnership in consideration for Partnership Units.

          Conversion Multiple:  The factor applied for converting Partnership
          -------------------
Units to REIT Shares, which shall initially be 1.0; provided, however, in the event that WREIT (i) declares or pays a dividend on its outstanding REIT Shares in REIT Shares or makes a distribution to all holders of its outstanding REIT Shares in REIT Shares, (ii) subdivides its outstanding REIT Shares, or (iii) combines its outstanding REIT Shares into a smaller number of REIT Shares, the Conversion Multiple shall be adjusted by multiplying the Conversion Multiple by a fraction, the numerator of which shall be the number of REIT Shares issued and outstanding on the record date (assuming for such purposes that such dividend, distribution, subdivision or combination has occurred as of such time), and the denominator of which shall be the actual number of REIT Shares (determined without the above assumption) issued and outstanding on the Record Date for such dividend, distribution, subdivision or combination. In addition, [while Section 6(c) hereof provides that the General Partner shall not directly or indirectly enter into or conduct any business other than in connection with the business of the Partnership and the Ownership of its Partnership Interests therein, if an event were to occur that would significantly affect the economic relationship between a Partnership Unit and a REIT share, the conversion multiple shall also be appropriately adjusted.] Any such adjustment to the conversion multiple shall be determined by the Board of Directors of the General Partner whose determination as to whether an adjustment is necessary and the amount of such adjustment shall be conclusive absent manifest error. Any adjustment to the Conversion Multiple shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

          Depreciation:  As defined in Exhibit 3 to this Agreement.
          ------------

          Fiscal Year:  The calendar year or such other twelve (12)-month period
          -----------
designated by the General Partner.

          General Partner:  Wilshire Real Estate Investment Trust Inc., its
          ---------------
respective successors who or which become Successor General Partner(s) in accordance with the terms of this Agreement.

          General Partner Interest:  A Partnership Interest held by the General
          ------------------------
Partner that is a general partnership interest. A General Partner Interest may be expressed as a number of Partnership Units.

          Gross Asset Value:  With respect to any asset, the asset's adjusted
          -----------------
basis for federal income tax purposes, except as follows:

          (A) The initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the fair market value of such asset, as agreed to by the contributing Partner and the Partnership and set forth in the Contribution Agreement.

          (B) The Gross Asset Values of all Partnership Assets shall be adjusted to equal their respective gross fair market values, as determined by the General Partner, as of the following times: (1) the acquisition of an additional interest in the Partnership by any new or existing Partner in exchange for more than a de minimis Capital Contribution; (2) the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership Assets as consideration for an interest in the Partnership; and (3) the liquidation of the Partnership within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); provided, however, that the adjustments pursuant to clauses (1) and (2) above shall be made only if the General Partner reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership.

          (C) The Gross Asset Value of any Partnership Asset distributed to any Partner shall be the gross fair market value of such asset on the date of distribution; and

          (D) The Gross Asset Values of Partnership Assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m) and Section (C) of Exhibit 3 hereto; provided, however, that Gross Asset Values shall not be adjusted pursuant to this clause (D) to the extent the General Partner determines that an adjustment pursuant to clause (B) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this clause (D).

          If the Gross Asset Value of an asset has been determined or adjusted pursuant to clauses (A), (B), or (D) above, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Partnership profits and losses.

          Gross Receipts:  With respect to any Fiscal Year or other accounting
          --------------
period designated by the General Partner, the sum of all cash receipts of the Partnership, including without limitation, all cash receipts earned from interest and other sums paid with respect to Loans, the rental of commercial space within the Property Interests and from other business operations of the Partnership but excluding tenant security deposits until applied to rent or other charges, but excluding Capital Proceeds and Capital Contributions.

          Involuntary Withdrawal:  As to any (i) individual, such individual's
          ----------------------
death, incapacity or adjudication of incompetence; (ii) corporation, its dissolution or revocation of its charter (unless such revocation is promptly corrected upon notice thereof); (iii) partnership or limited liability company, the dissolution and commencement of winding up of its affairs; (iv) trust, the termination of the trust (but not the substitution of trustees); (v) estate, the distribution by the fiduciary of the estate's complete interest in the Partnership; and (vi) Partner, the Bankruptcy of such Partner.

          IPO:  IPO means the first sale of REIT Shares by WREIT pursuant to
          ---
WREIT's first effective registration statement for such REIT Shares filed under the Securities Act of 1933, as amended.

          IRS:  The Internal Revenue Service, an agency of the United States
          ---
government.

          Limited Partner(s):  The Limited Partners and any Person subsequently
          ------------------
admitted to the Partnership as a Limited Partner.

          Loans:  Mortgages, mortgage-backed securities, or other debt
          -----
financings owned by the Partnership.

          Net Capital Contributions:  As to any Partner on any day, the
          -------------------------
Partner's Capital Contributions adjusted as follows:

          (A) Increased by the amount of any Partnership liabilities which, in connection with distributions pursuant to Sections 5.3 and 10.2(A)(3), are assumed by such Partner or are secured by any Partnership Asset distributed to such Partner, and

          (B) Reduced by the amount of cash and the Gross Asset Value of any Partnership Asset distributed to such Partner pursuant to Sections 5.3 and 10.2(A)(3) and the amount of any liabilities of such Partner assumed by the Partnership or which are secured by any property contributed by such Partner to the Partnership.

          In the event any interest in the Partnership is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Net Capital Contribution of the transferor to the extent it relates to the transferred interest in the Partnership.

          Net Cash Flow:  Gross Receipts and any other funds deemed available
          -------------
for distribution by the General Partner, including any amounts previously set aside as reserves or escrows, less Operating and Capital Expenses.

          Notice:  A writing containing the information required by this
          ------
Agreement to be communicated to a Person and personally delivered to such Person or sent by recognized air courier capable of giving receipt therefor, freight prepaid, to such Person at the last known address of such Person as shown on the books of the Partnership, the date of personal delivery or of the air courier's receipt, as the case may be, being deemed the date of such Notice; provided, however, that any written communication containing such information actually received by a Person shall constitute Notice for all purposes of this Agreement. Facsimile transmission promptly confirmed by original communication delivered as herein provided shall be an acceptable means of notice, with the date of receipt of the facsimile being deemed the date of Notice. Any Partner may change its address or the address to which copies of Notices should be sent by Notice to the other Partners.

          Operating and Capital Expenses:  All expenditures payable by the
          ------------------------------
Partnership including, without limitation (i) any and all operating expenses, management expenses, taxes and insurance; (ii) principal and interest due on Partnership obligations; (iii) capital expenditures (including loans); (iv) reimbursement to Partners for advances, if any, pursuant to this Agreement; and
(v) reserves deemed reasonably necessary by the General Partner.

          Partners:  The General Partner and the Limited Partners as a
          --------
collective group. The term "Partner" shall mean a General Partner or a Limited Partner. Such terms shall be deemed to include such other Persons who become Partners pursuant to the terms of this Agreement.

          Partnership:  The Delaware limited partnership referred to herein as
          -----------
Wilshire Real Estate Partnership L.P. as such partnership may from time to time be constituted.

          Partnership Assets:  At any particular time, any assets or property
          ------------------
(tangible or intangible, choate or inchoate, fixed or contingent) held or owned by the Partnership.

          Partnership Interest or Interest:  As to any Partner, such Partner's
          --------------------------------
ownership interest in the Partnership, representing a Capital Contribution by either a Limited Partner or a General Partner and including such Partner's right to distributions under this Agreement, and any other rights or benefits which such Partner has in the Partnership, together with any and all obligations of such Person to comply with the terms and provisions of this Agreement. A Partnership Interest may be expressed as a number of Partnership Units.

          Partnership Unit:  A fractional, undivided share of the Partnership
          ----------------
Interests of all Partners issued pursuant to Section 4.1 hereof. As of the date of this Agreement, the aggregate number of Partnership Units outstanding is 10,001,875. The ownership of Partnership Units may be evidenced by the form of non-transferable, non-negotiable certificate for Partnership Units substantially in the form attached as Exhibit 4.

          Percentage Interest:  As to any Partner, the percentage in the
          -------------------
Partnership as initially shown opposite the name of such Partner on Exhibit 1 attached hereto, as determined by dividing the Partnership Units then owned by such Partner by the total number of Partnership Units then outstanding, as the same may be adjusted from time to time to reflect the issuance and redemption of Partnership Units in accordance with this Agreement.

          Person:  An individual, or a trust, estate, partnership, association,
          ------
company or corporation, as such terms are defined in Code Section 7701.

          Property Interest:  Any real estate property, mortgage-backed security
          -----------------
or loan owned by any Property Interest Owner and contributed to the Partnership pursuant to the Contribution Agreement for such Property Interest.

          Property Interest Owner(s):  Any Person which owns a Property Interest
          --------------------------
that is being contributed to the Partnership.

          Record Date:  The date established by the General Partner for
          -----------
distribution of Net Cash Flow pursuant to Section 5.2 hereof, which record date shall be the same as the record date established by WREIT for a distribution to its shareholders of some or all of its portion of such distribution.

          Redeeming Party:  A Limited Partner or Assignee (other than the
          ---------------
General Partner) who tenders Partnership Units for redemption pursuant to a Redemption Notice.

          Redemption Date:  The date for redemption of Partnership Units as set
          ---------------
forth in Section 9.2.

          Redemption Effective Date:  The first date on which a Redeeming Party
          -------------------------
may elect to redeem Partnership Units, which date shall be twelve (12) months following the date of this Agreement or twelve (12) months after the contribution of a Property Interest pursuant to a Contribution Agreement.

          Redemption Notice:  A Notice to the General Partner by a Redeeming
          -----------------
Party, substantially in the form attached as Exhibit 2, pursuant to which the Redeeming Party requests the redemption of Partnership Units in accordance with
Article IX.

          Redemption Obligation:  The obligation of the Partnership to redeem
          ---------------------
the Partnership Units as set forth in Section 9.1(A).

          Redemption Restriction:  A restriction on the ability of the
          ----------------------
Partnership to redeem the Partnership Units if, in the opinion of counsel for the General Partner, such exchange would more likely than not (i) affect the Redemption Rights (defined herein), (ii) adversely affect the Limited Partners' rights to receive cash distributions,
(iii) alter the Operating Partnership's allocations of income or loss, or (iv) impose on the Limited Partners any obligations to make additional contributions to the capital of the Operating Partnership.

          REIT Share:  A share of common stock representing an ownership
          ----------
interest in WREIT.

          REIT Share Rights:  Rights to acquire additional REIT Shares issued to
          -----------------
all holders of REIT Shares, whether in the form of rights, options, warrants or convertible or exchangeable securities, to the extent the same have been issued without additional consideration after the initial acquisition of such REIT Shares.

          Share Payment:  The payment to a Redeeming Party of a number of REIT
          -------------
Shares determined by multiplying (i) the number of Partnership Units tendered for redemption by such Redeeming Party pursuant to a validly proffered Redemption Notice by (ii) the Conversion Multiple. In the event WREIT grants any REIT Share Rights prior to such conversion and such rights were scheduled to expire after such time, any Share Payment shall include for the Redeeming Party his ratable share of such REIT Share Rights.

          Subsidiary:  With respect to any Person, any corporation or other
          ----------
entity of which a majority of (i) the voting power of the voting equity securities, or (ii) the outstanding equity interests is owned, directly or indirectly, by such Person.

          Substituted Limited Partner:  That Person or those Persons admitted to
          ---------------------------
the Partnership as substitute Limited Partner(s) in accordance with the provisions of this Agreement. A Substituted Limited Partner, upon his admission as such, shall succeed to the rights, privileges and liabilities of his predecessor in interest as a Limited Partner.

          Successor General Partner:  Any Person who is admitted to the
          -------------------------
Partnership as substitute General Partner pursuant to this Agreement. A Successor General Partner, upon its admission as such, shall succeed to the rights, privileges and liabilities of its predecessor in interest as a General Partner in accordance with the provisions of the Act.

          Tax Matters Partner:  The General Partner, or such other Partner who
          -------------------
becomes Tax Matters Partner pursuant to the terms of this Agreement.

          Transfer:  With respect to any Partnership Unit(s), a transaction in
          --------
which a Partner purports to assign his Partnership Interest to another Person and includes any sale, assignment, gift, pledge, mortgage, exchange, hypothecation, encumbrance or other disposition by law or otherwise; provided, however, the surrender of any Partnership Interest pursuant to Article IX hereof shall not constitute a "transfer" for purposes hereof. Any purported Transfer not made in accordance with the terms of this Agreement shall have no legal effect and shall be null and void ab initio.

          Unit Value:  With respect to any Partnership Unit, the average of the
          ----------
daily market price for a REIT Share for the ten (10) consecutive trading days immediately preceding the date of receipt of a Redemption Notice by the General Partner. If the REIT Shares are traded on a securities exchange or the NASDAQ National Market System, the market price for each such trading day shall be the closing price on such day or, if no sales take place on such day, the average of the closing bid and asked prices on such day. If the REIT Shares are not traded on a securities exchange or the NASDAQ National Market System, the market price for each such trading day shall be determined by the General Partner, subject to the consent of the Board of Directors of WREIT, using any reasonable method of valuation. If a Share Payment would include any REIT Share Rights, the value of such REIT Share Rights shall be determined by the General Partner using any reasonable method of valuation, taking into account the Unit Value determined hereunder and the factors used to make such determination and the value of such REIT Share Rights shall be included in the Unit Value.

          Wilshire Realty Services Corporation:  a corporation providing
          ------------------------------------
management services to WREIT or any successor management company selected by the General Partner from time to time.

          WREIT:  Wilshire Real Estate Investment Trust Inc., a Maryland
          -----
corporation, and General Partner and owner of a majority of the Units issued to the Limited Partners. WREIT intends to qualify for its first taxable year following the IPO, and thereafter, as a real estate investment trust as defined under Code Section 856.

          Section 2.2 Rules of Construction.  The following rules of
          ---------------------------------
construction shall apply to this Agreement:

          (A) All section headings in this Agreement are for the convenience of reference only and are not intended to qualify the meaning of any section.

          (B) All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders, the singular shall include the plural, and vice versa, as the context may require.

          (C) Each provision of this Agreement shall be considered severable from the rest, and if any provision of this Agreement or its application to any Person or circumstances shall be held invalid and contrary to any existing or future law or unenforceable to any extent, the remainder of this Agreement and the application of any other provision to any Person or circumstances shall not be affected thereby and shall be interpreted and enforced to the greatest extent permitted by law so as to give effect to the original intent of the parties hereto.

          (D) Unless otherwise specifically and expressly limited in the context, any reference herein to a decision, determination, act, action, exercise of a right, power or privilege, or other procedure by the General Partner shall mean and refer to the decision, determination, act, action, exercise or other procedure by the General Partner in its sole and absolute discretion;

provided, however, that any transaction between the Partnership and an Affiliate or Associate of the General Partner shall require consent of the Board of Directors of WREIT unless such transaction is required under this Agreement. Notwithstanding the foregoing, such discretion shall reflect the commercially reasonable judgment of the General Partner in light of the facts and circumstances, rather than the unfettered discretionary decision of the General Partner.

                        ARTICLE III - BUSINESS PURPOSE

          Section 3.1 Business.  The business of the Partnership shall be (i) to
          --------------------
provide mortgage or other financing to borrowers owning real estate; (ii) to acquire, own, develop, operate and, if and when appropriate, sell, real estate and interests, both direct and indirect, in real estate; (iii) to conduct any business that may be lawfully conducted by a limited partnership pursuant to the Act; (iv) to enter into any partnership, joint venture or other relationship to engage in any of the foregoing or the ownership of interests in any entity engaged in any of the foregoing; (v) to make loans or other financial accommodations; (vi) to do any of the foregoing with respect to any Affiliate or Subsidiary; and (vii) to do anything necessary or incidental to the foregoing; provided, however, that following the IPO such business shall be limited so as to permit WREIT to elect and maintain its status as a real estate investment trust (unless WREIT elects to no longer qualify as a real estate investment trust).

          Section 3.2 Authorized Activities.  In carrying out the purposes of
          ---------------------------------
the Partnership, but subject to all other provisions of this Agreement, the Partnership is authorized to engage in any kind of lawful activity, and perform and carry out contracts of any kind, necessary or advisable in connection with the accomplishment of the purposes and business of the Partnership described herein and for the protection and benefit of the Partnership; provided that the General Partner shall use its best efforts to prevent the Partnership from taking, or refraining from taking, any action which, in the judgment of the General Partner, in its sole and absolute discretion, (i) could adversely affect the ability of WREIT to qualify and continue to qualify as a real estate investment trust under the Code; (ii) could subject WREIT, the General Partner or the Limited Partners to additional taxes under Code Section 857 or 4981;
(iii) ensure that the Partnership will not be classified as a "publicly traded partnership" for purposes of Code Section 7704; or (iv) could violate any law or regulation of any governmental body or agency having jurisdiction over WREIT, the General Partner, the Limited Partners or their securities.

          Section 3.3 Representations and Warranties by the Parties.
          ---------------------------------------------------------

          (A) Each Partner that is an individual represents and warrants to each other Partner that (i) the consummation of the transactions contemplated by this Agreement to be performed by such Partner will not result in a breach or violation of, or a default under, any agreement by which such Partner or any of such Partner's Property Interest is or are bound, or any statute, regulation, order or other law to which such Partner is subject, (ii) such Partner is not a "foreign person" within the meaning of Section 1445(f) of the Code, (iii) such Partner does not own, directly or constructively (determined in accordance with Section 856(d)(5) of the Code), (a) two percent (2%) or more of the total number of shares of all classes of stock, of any corporation from which the General Partner or the Partner, directly or indirectly, derives or is deemed to derive gross income for income tax purposes (any such corporation or other entity from which the General Partner, or the Partner, directly or indirectly, derives or is deemed to derive such gross income hereinafter a "Tenant") or (b) an interest of two percent (2%) or more in enforceable against, such partner in accordance with its terms.

          (B) Each Partner that is not an individual represents and warrants to each other Partner that (i) all transactions contemplated by this Agreement to be performed by it have been duly authorized by all necessary action, including without limitation, that of its general partner(s), committee(s), trustee(s), beneficiaries, directors and/or shareholder(s), as the case may be, as required
(ii) the consummation of such transactions shall not result in a breach or violation of, or a default under, its partnership agreement, trust agreement, charter or by-laws, as the case may be, any agreement by which such Partner or any of such Partner's properties or any of its partners, beneficiaries, trustees or shareholders, as the case may be, is or are bound, or any statute, regulation, order or other law to which such Partner or any of its partners, trustees, beneficiaries or shareholders, as the case may be, is or are subject,
(iii) such Partner is not a "foreign person" within the meaning of Section 1445(f) of the Code, (iv) such Partner does not own, directly or constructively (determined in accordance with Section 856(d)(5) of the Code), (a) two percent (2%) or more of the total combined voting power of all classes of stock entitled to vote, or two percent (2%) or more of the total number of shares of all classes of stock, of any Tenant or (b) an interest of two percent (2%) or more in the assets or net profits of any Tenant and (v) this Agreement is binding upon, and enforceable against, such Partner in accordance with its terms.

          (C) Each Partner represents and warrants that it is an "accredited investor" as defined in Rule 501 promulgated under the Securities Act. Each Partner represents, warrants and agrees that it has acquired and continues to hold its interest in the Partnership for its own account for investment only and not for the purpose of, or with a view toward, the resale or distribution of all or any part thereof, nor with a view toward selling or otherwise distributing such interest or any part thereof at any particular time or under any predetermined circumstances. Each Partner further represents and warrants that it is a sophisticated investor, able and accustomed to handling sophisticated financial matters for itself, particularly real estate investments, and that it has sufficiently high net worth that it does not anticipate a need for the funds it has invested in the Partnership in what it understands to be a highly speculative and illiquid investment.

          (D) The representations and warranties contained in Section 3.4(a), 3.4(b) and 3.4(c) hereof shall survive the execution and delivery of this Agreement by each Partner and the dissolution, liquidation and termination of the Partnership.

          (E) Each Partner hereby acknowledges that no representations as to potential profit, distributions, cash flows, funds from operations or yield, if any, in respect of the Partnership or the General Partner have been made by any Partner or any employee or representative or Affiliate of any Partner, and that projections and any other information, including, without limitation, financial and descriptive information and documentation, which may have been in any manner submitted to such Partner shall not constitute any representation or warranty of any kind or nature, express or implied.

                      ARTICLE IV - CAPITAL CONTRIBUTIONS

           Section 4.1 Initial Capital Contributions.
           -----------------------------------------

          (A) Simultaneously with the execution of this Agreement, the General Partner and the Limited Partners shall contribute the consideration set forth on
Exhibit 1. Exhibit 1 sets forth the initial number of Partnership Units owned by each Partner and the Percentage Interest of each Partner, which Percentage Interest shall be adjusted from time to time by the General Partner to reflect the issuance of additional Partnership Units, the redemption of Partnership Units, additional Capital Contributions and similar events having an effect on a Partner's Percentage Interest. Except as set forth in Section 4.2 (regarding issuance of additional Partnership Units) or Section 7.6 (regarding withholding obligations), no Partner shall be required under any circumstances to contribute to the capital of the Partnership any amount beyond that sum required pursuant to this Article IV.

          (B) A number of Partnership Units held by the General Partner equal to one percent (1%) of all outstanding Partnership Units shall be deemed to be the General Partnership Interest. Anything in the foregoing Section 4.1(A) or elsewhere in this Agreement notwithstanding, the Partnership Units held by the General Partner shall, at all times, be deemed to be general partnership units and shall constitute the General Partner Interest.

           Section 4.2 Additional Partnership Units.
           ----------------------------------------

          (A) The General Partner shall be authorized to issue additional limited partnership interests in the form of Partnership Units for any Partnership purpose, at any time or from time to time, to any Partner or other Person (other than the General Partner, except in accordance with Section 4.2(B) below).

          (B) The Partnership also may from time to time issue to WREIT and/or the General Partner additional Partnership Units or other Partnership Interests in such classes and having such designations, preferences and relative rights (including preferences and rights senior to the existing Limited Partners' Partnership Interests) as shall be determined by the General Partner in accordance with the Act and governing law. Such units may be issued for less than fair market value if WREIT has concluded that such issuance is in the best interest of WREIT and the Partnership. The General Partner and WREIT must contribute the net proceeds or any future offerings of WREIT shares as additional capital to the Partnership in exchange for additional units. Except as provided in Article IX of this Agreement, any such issuance of Partnership Units or Partnership Interests to WREIT or the General Partner shall be conditioned upon (i) the undertaking by WREIT of a related issuance of REIT Shares or other shares of capital stock of WREIT (with such shares having designations, rights and preferences such that the economic rights of the holders of such shares are substantially similar to the rights of the additional Partnership Interests issued to WREIT or the General Partner) and WREIT and/or the General Partner's making a Capital Contribution in an amount equal to the net proceeds raised in the issuance of such shares, or (ii) the issuance by WREIT of REIT Shares under any stock option or bonus plan and WREIT and/or the General Partner's making a Capital Contribution in an amount equal to the exercise price of the option exercised by any employee pursuant to such stock option or other bonus plan. In connection with the issuance of shares by WREIT which are substantially similar to new issuances of Partnership Units, the General Partner is authorized to modify or amend the distributions or allocations hereunder solely to the extent necessary to give effect to the designations, preferences and other rights pertaining to such Partnership Interests.

          (C) Except in accordance with Article IX of this Agreement, WREIT shall not issue any (i) additional REIT Shares or other capital stock of WREIT,
(ii) rights, options or warrants containing the right to subscribe for or purchase REIT Shares, or (iii) securities convertible or exchangeable into REIT Shares (collectively, "Additional REIT Securities") other than to all holders of REIT Shares, pro rata, unless (x) the Partnership issues to WREIT and/or the General Partner (i) Partnership Interests (having such terms as correspond to the terms of such REIT Shares or other shares of capital stock, (ii) rights, options or warrants containing the right to subscribe for or purchase Partnership Interests or (iii) securities convertible or exchangeable into Partnership Interests such that WREIT and/or the General Partner receives an economic interest in the Partnership substantially similar to the economic interest in WREIT represented by the Additional REIT Securities; and (y) WREIT and/or the General Partner contributes the net proceeds from the issuance of the Additional REIT Securities and from the exercise of any rights contained in any Additional REIT Securities to the Partnership.

          Section 4.3 No Third Party Beneficiaries.  The foregoing provisions of
          ----------------------------------------
this Article IV are not intended to be for the benefit of any creditor of the Partnership or other Person to whom any debts, liabilities or obligations are owed by (or who otherwise has any claim against) the Partnership or any of the Partners (but only to the extent of its right to require the Partnership to comply with Sections 4.1, 4.2 and 4.6), and no such creditor or other Person shall obtain any right under any such foregoing provision against the Partnership or any of the Partners by reason of any debt, liability or obligation (or otherwise).

          Section 4.4 Return of Capital Account; Interest. Except as otherwise
          -----------------------------------------------
specifically provided in this Agreement, (i) no Partner shall have any right to withdraw or reduce its Capital Contributions or Capital Account, or to demand and receive property other than cash from the Partnership in return for its Capital Contributions or Capital Account; (ii) no Partner shall have any priority over any other Partners as to the return of its Capital Contributions or Capital Account; (iii) any return of Capital Contributions or Capital Accounts to the Partners shall be solely from the Partnership Assets, and no Partner shall be personally liable for any such return; and (iv) no interest shall be paid by the Partnership on Capital Contributions or on balances in Partners' Capital Accounts.

          Section 4.5 Preemptive Rights.  No Person shall have any preemptive or
          -----------------------------
similar rights with respect to the issuance or sale of additional Partnership Units.

          Section 4.6 REIT Share Purchases.  If WREIT acquires additional REIT
          --------------------------------
Shares, the Partnership shall purchase from WREIT that number of Partnership Units determined by dividing the Conversion Multiple to the number of REIT Shares purchased by WREIT at the Conversion Multiple and on the same terms that WREIT purchased such REIT Shares.

          Section 4.7 Limited Liability.  Except as expressly provided in this
          -----------------------------
Agreement, no Limited Partner (in its capacity as a Limited Partner) shall be personally liable for losses, costs, expenses, liabilities or obligations of the Partnership in excess of its Capital Contribution required under this Article
IV. The foregoing shall not affect any liability a Limited Partner may incur if such Limited Partner undertakes additional obligations to the Partnership, the Partners or to third parties in a capacity other than as a Limited Partner.


                   ARTICLE V - ALLOCATIONS AND DISTRIBUTIONS

          Section 5.1 General.  The profits of the Partnership shall be shared,
          -------------------
and the losses of the Partnership shall be borne, by the Partners as provided in
Exhibit 3 hereto.

          Section 5.2 Distributions of Net Cash Flow.  Distributions of Net Cash
          ------------------------------------------
Flow shall be made to the Partners of record on the Record Date established by the General Partner for the distribution, without regard to the length of time the record holder has been such. Distributions shall be made within 45 days of the end of each calendar quarter (or, at the election of the General Partner on a more frequent basis) in such amounts as may be determined by the General Partner in its sole discretion. Except as otherwise provided herein, Net Cash Flow will be distributed to the Partners, pro rata in accordance with their respective Percentage Interests, and the General Partner will use its best efforts to cause the Partnership to make distributions of Net Cash Flow which are sufficient to enable WREIT to (i) maintain its status as a real estate investment trust under Code Section 856, (ii) avoid the imposition of any tax under Code Section 857, and (iii) avoid the imposition of any excise tax under Code Section 4981.

          Section 5.3 Distributions of Capital Proceeds.  Capital Proceeds will
          ---------------------------------------------
be distributed to the Partners pro rata in accordance with their respective Percentage Interests.

          Section 5.4 Amounts Withheld.  All amounts withheld pursuant to the
          ----------------------------
Code or any provision of state, local or foreign tax law and Section 7.6 of this Agreement with respect to any allocation, payment or distribution to the Partnership, any General Partner, Limited Partners or Assignees shall, unless otherwise determined by the General Partner, be treated as amounts distributed to such General Partner, any Limited Partner or any Assignee pursuant to Section
5.3 of this Agreement. The General Partner is authorized to withhold from distributions, or with respect to allocations, to the General Partner, any Limited Partners and any Assignee and to pay over to any federal, state, local or foreign government and shall allocate any such amounts to the General Partner, Limited Partner and Assignee with respect to which such amount was withheld.

                      ARTICLE VI - PARTNERSHIP MANAGEMENT

          Section 6.1 Management and Control of Partnership Business.
          ----------------------------------------------------------

          (A) Except as otherwise expressly provided or limited by the provisions of this Agreement, the General Partner shall have full, exclusive and complete discretion to manage the business and affairs of the Partnership, to make all decisions affecting the business and affairs of the Partnership, and to take all such action as it deems necessary or appropriate to accomplish the purposes of the Partnership as set forth herein. If there shall be more than one (1) General Partner, the vote or determination of the General Partner owning
the largest Percentage Interest shall control.   Except as set forth in this
Agreement, the Limited Partners shall not have any authority, right or power to bind the Partnership, or to manage, or to participate in the management of the business and affairs of the Partnership in any manner whatsoever. Such management shall in every respect be the full and complete responsibility of the General Partner alone as herein provided. Notwithstanding anything contrary in this Agreement, the General Partner may not be removed by the Limited Partners with or without cause.

          (B) In carrying out the purposes of the Partnership, the General Partner shall be authorized to take all actions it deems necessary and appropriate to carry on the business of the Partnership. Each of the Limited Partners, by execution hereof, agrees that the General Partner is authorized to execute, deliver and perform any agreement and/or transaction on behalf of the Partnership. The Limited Partners expressly acknowledge that the General Partner is acting on behalf of the Partnership and the General Partner's direct and indirect shareholders collectively, that the General Partner is under no obligation to consider the separate interests of the Limited Partners (including, without limitation other than Sections 3.2(ii) and 5.2, the tax consequences to Limited Partners, Assignees or substituted Limited Partners) in deciding whether to cause the Partnership to take (or decline to take) any actions which the General Partner has undertaken in good faith on behalf of the Partnership, and that the General Partner shall not be liable for monetary damages for losses sustained, liabilities incurred, or benefits not derived by Limited Partners in connection with such decisions.

          (C) The General Partner in its capacity as such shall not directly or indirectly enter into or conduct any business other than in connection with the business of the Partnership and the ownership of its Partnership Interests therein. The General Partner and its Affiliates may acquire Limited Partner Interests as provided in Section 4.2(B). Upon acquisition of any Limited Partner Interest, any Affiliate of the General Partner shall have all the rights of a Limited Partner.

          Section 6.2 No Management by Limited Partners; Limitation of
          ------------------------------------------------------------
Liability.
---------

          (A) Except as otherwise expressly provided in this Agreement, the Limited Partners, in their capacity as limited partners, shall not take part in the day-to-day management, operation or control of the business and affairs of the Partnership or have any right, power or authority to act for or on behalf of or to bind the Partnership or transact any business in the name of the Partnership. The Limited Partners shall have no rights other than those specifically provided herein or granted by law where consistent with a valid provision hereof, and any of the approvals rendered or withheld by the Limited Partners pursuant to this Agreement shall be deemed as consultation or advice to the General Partner in connection with the business of the Partnership and in accordance with the Act, and shall not be deemed as participation by the Limited Partners in the business of the Partnership and are not intended to create any inference that the Limited Partners should be classified as general partners under the Act.

          (B) The Limited Partners shall have no liability under this Agreement except to the extent expressly provided herein (including with respect to withholding under Section 7.6) or under the Act.

          (C) The General Partner shall not take any action which would subject a Limited Partner (in its capacity as Limited Partner) to liability as a general partner.

          Section 6.3 Limitations on Partners.  No Partner or Affiliate of a
          -----------------------------------
Partner shall have any authority to perform (i) any act in violation of any applicable law or any regulation under such law; or (ii) any act without Consent or ratification which is required to be Consented to or ratified pursuant to this Agreement. No action shall be taken by a Partner if it would cause the

Partnership to be treated as an association taxable as a corporation for federal income tax purposes.

          Section 6.4 Business with Affiliates.
          ------------------------------------

          (A) Subject to Section 2.2(D), the General Partner, in its discretion, may cause the Partnership to transact business with WREIT, a Partner or their Affiliates or Subsidiaries for goods or services reasonably required in the conduct of the Partnership's business.

          (B) In furtherance of Section 6.4(A), the Partnership may lend or contribute to its Subsidiaries on terms and conditions established by the General Partner. In the case of any amount borrowed by the General Partner from a financial institution or other lender to be made available to the Partnership, the loan by the General Partner to the Partnership will be on substantially the same terms and conditions as are applicable to the General Partner's borrowing of such funds.

          (C) The Partners acknowledge that the WRSC may conduct the day-to-day management, operation and leasing of the Property Interests, or with respect to properties underlying loans owned by the Partnership, subject to the terms of the property management agreement ("Management Agreement") that may be entered into between WREIT and the Management Company with respect to Property Interests.

          (D) Notwithstanding anything in this Agreement to the contrary, upon request by WREIT, the General Partner shall cause the Partnership to loan WREIT such amount that, when added to the distributions to which WREIT and the General Partner are otherwise entitled hereunder, is reasonably determined by WREIT to be necessary to enable WREIT to qualify for taxation as a "real estate investment trust" as defined in the Code. Any such loan shall bear interest at the rate of ___, shall be prepayable at any time without penalty, and shall be due and payable no later than the __ anniversary thereof. Nothing in this Section 6.4(D) shall be construed to require the Partnership to make a loan to any Partner other than WREIT.

          Section 6.5 Compensation; Reimbursement of Expenses.  In consideration
          ---------------------------------------------------
for the General Partner's services to the Partnership in its capacity as General Partner, and for WREIT's agreements hereunder the Partnership shall pay on behalf of or reimburse to WREIT or the General Partner (i) all expenses of WREIT incurred in connection with the management of the business and affairs of the Partnership, including all executive compensation of employees of the Partnership or WREIT; and (ii) all general, operating or administrative and other expenses incurred by WREIT (including amounts payable to WRSC under the Management Agreement). Except as otherwise set forth in this Agreement, WREIT shall be fully and entirely reimbursed by the Partnership for any and all direct and indirect costs and expenses incurred in connection with (a) the organization and continuation of the Partnership, (b) the preparation and filing of any periodic reports by WREIT, the Partnership or the General Partner, (c) compliance by WREIT, the Partnership and the General Partner with laws, rules and regulations promulgated by any regulatory body and (d) all other general, operating or administrative costs of WREIT incurred in the ordinary course of its business on behalf of the Partnership. In addition, WREIT shall be reimbursed for all expenses incurred by WREIT in connection with (i) the initial offering and registration of REIT Shares by WREIT, and (ii) any other issuance of additional Partnership Interests or REIT Shares. With respect to any such reimbursement, WREIT or the General Partner, as the case may be, shall present the Partnership with such invoices or allocations as are necessary to substantiate such costs and expenses.

          Section 6.6 Liability for Acts and Omissions.
          --------------------------------------------

          (A) Neither WREIT, the General Partner, nor its officers, directors, employees and agents (together, the "Indemnified Parties"), shall be liable, responsible or accountable in damages or otherwise to the Partnership or any of the Partners for any act or omission performed or omitted in good faith on behalf of the Partnership which the Indemnified Party reasonably believed to be within the scope of the authority granted by this Agreement and in the best interests of the Partnership, provided such act or omission is in good faith and with such care as an ordinarily prudent person in a like position would use under similar circumstances. The Indemnified Parties shall nevertheless be liable, responsible or accountable for actual fraud, gross negligence or intentional misconduct.

          (B) The Partnership shall indemnify and make advances for expenses to the Indemnified Parties to the fullest extent permitted under Section 17-108 of the Act (to the extent of available assets, but without the requirement that any Partner make additional Capital Contributions for this purpose) against any loss or damage incurred by the General Partner by reason of any act or omission performed or omitted by it or any Indemnified Party which is consistent with the first sentence of Section 6.6(A) above.

          (C) WREIT shall indemnify and hold harmless the Partnership and the Partners against any damage or loss incurred by the Partnership or Partners by reason of its fraud, gross negligence or intentional misconduct with respect to the Partnership or the Property Interests.


            ARTICLE VII - ADMINISTRATIVE, FINANCIAL AND TAX MATTERS

          Section 7.1 Books and Records.  The General Partner shall maintain at
          -----------------------------
the principal office of the Partnership full and accurate books of the Partnership showing all receipts and expenditures, assets and liabilities, profits and losses, names and current addresses of Partners, and all other records necessary for recording the Partnership's business and affairs. All Partners and their duly authorized representatives shall have the right to inspect and copy any or all of the Partnership's books and records, including books and records necessary to enable a Partner to defend any tax audit or related proceeding, during reasonable hours upon three (3) business days Notice to the General Partner. The Limited Partners shall have, upon written demand and at such Limited Partner's expense, the right to receive true and complete information regarding Partnership matters to the extent required under (and subject to the limitations of) Delaware law.

          Section 7.2 Annual Audit and Accounting.  The books and records of the
          ---------------------------------------
Partnership shall be kept for financial and tax reporting purposes on the accrual basis of accounting in accordance with generally accepted accounting principles ("GAAP"). The accounts of the Partnership shall be reviewed or compiled annually by a nationally recognized accounting firm of independent public accountants selected by the General Partner (the "Independent Accountants").

          Section 7.3 Partnership Funds.  The General Partner shall have
          -----------------------------
responsibility for the safekeeping and use of all funds and assets of the Partnership, whether or not in its direct or indirect possession or control.
All funds of the Partnership not otherwise invested shall be deposited in one or more accounts maintained in such banking institutions or otherwise invested as the General Partner shall determine, and withdrawals shall be made only in the regular course of Partnership business on such signatures as the General Partner may, from time to time, determine.

          Section 7.4 Reports and Notices.  The General Partner shall provide
          -------------------------------
all Partners with the following reports no later than the dates indicated or as soon thereafter as circumstances permit:

          (A) By March 31 of each year, IRS Form 1065 and Schedule K-1, or similar forms as may be required by the IRS, stating each Partner's allocable share of income, gain, loss, deduction or credit for the prior Fiscal Year;

          (B) Within ninety (90) days after the end of each of the first three
     (3) fiscal quarters, as of the last day of the fiscal quarter, a report containing unaudited financial statements of the Partnership, or of WREIT if such statements are prepared solely on a consolidated basis with WREIT, and such other information as may be legally required or determined to be appropriate by WREIT; and

          (C) Within one hundred twenty (120) days after the end of each Fiscal Year, as of the close of the Fiscal Year, an annual report containing the financial statements of the Partnership, or of WREIT if such statements are prepared solely on a consolidated basis with WREIT, presented in accordance with GAAP by the Independent Accountants.

          Section 7.5 Notification of Changes in Conversion Multiple.  The
          ----------------------------------------------------------
Partnership shall notify each Limited Partner in writing of any changes made to the Conversion Multiple within ten (10) business days of the date such change becomes effective.

          Section 7.6 Tax Matters.
          -----------------------

          (A) The General Partner shall be designated the Tax Matters Partner of the Partnership for federal income tax matters pursuant to Code Section 6223(c)(3). The Tax Matters Partner is authorized and required to represent the Partnership (at the expense of the Partnership) in connection with all examinations of the affairs of the Partnership by any federal, state or local tax authorities, including any resulting administrative and judicial proceedings, and to expend funds of the Partnership for professional services and costs associated therewith. The Tax Matters Partner shall deliver to the Limited Partners within ten (10) business days of the receipt thereof a copy of any notice or other communication with respect to the Partnership received from the IRS (or other governmental tax authority), or any court, in each case with respect to any administrative or judicial proceeding involving the Partnership. The Partners agree to cooperate with each other in connection with the conduct of all proceedings pursuant to this Section 7.6(A).

          (B) The Tax Matters Partner shall receive no compensation for its services in such capacity. If the Partnership incurs any costs related to any tax audit, declaration of any tax deficiency or any administrative proceeding or litigation involving any Partnership tax matter, such amount shall be an expense of the Partnership and the Tax Matters Partner shall be entitled to full reimbursement therefor.

          (C) The General Partner shall cause to be prepared all federal, state and local income tax returns required of the Partnership at the Partnership's expense.

          (D) Except as set forth herein, the General Partner shall determine whether to make (and, if necessary, revoke) any tax election available to the Partnership under the Code or any state tax law; provided however, upon the request of any Partner the General Partner shall make the election under Code
Section 754 and the Treasury Regulation promulgated thereunder. The Partnership shall elect to deduct expenses, if any, incurred by it in organizing the Partnership in accordance with the provisions of Code Section 709.

          Section 7.7 Withholding.  Each Partner hereby authorizes the
          -----------------------
Partnership to withhold from or pay to any taxing authority on behalf of such Partner any tax that the General Partner determines the Partnership is required to withhold or pay with respect to any amount distributable or allocable to such Partner. Any amount paid to any taxing authority which does not constitute a reduction in the amount otherwise distributable to such Partner pursuant to
Section 5.4 shall be treated as a loan from the Partnership to such Partner, which loan shall bear interest at the "prime rate" as published from time to time in The Wall Street Journal plus two (2) percentage points, and shall be repaid within ten (10) business days after request for repayment from the General Partner. The obligation to repay any such loan shall be secured by such Partner's Partnership Interest and each Partner hereby grants the Partnership a security interest in his Partnership Interest for the purposes set forth in this
Section 7.7, this Section 7.7 intending to serve as a security agreement for purposes of the Uniform Commercial Code. Each Partner agrees to take such reasonable actions as the General Partner may request to perfect the security interest granted hereby. In the event any Partner fails to repay any deemed loan pursuant to this Section 7.7, the Partnership shall be entitled to avail itself of any rights and remedies it may have. Furthermore, upon the expiration of ten (10) business days after demand for payment, the General Partner shall have the right to make the payment to the Partnership on behalf of the defaulting Partner and thereupon be subrogated to the rights of the Partnership with respect to such defaulting Partner.


          ARTICLE VIII - TRANSFER OF INTERESTS; ADMISSION OF PARTNERS

          Section 8.1 Transfer by General Partner.  Subject to Section 8.3
          ---------------------------------------
below, the General Partner may not voluntarily withdraw or Transfer all or any portion of its General Partner Interest, except that, subject to compliance with subsections (A) and (B) of Section 8.3, the General Partner may, without consent of the Limited Partners other than WREIT, transfer its General Partner Interest to WREIT.

          Section 8.2 Obligations of a Prior General Partner.  Upon an
          --------------------------------------------------
Involuntary Withdrawal of the General Partner and the subsequent Transfer of the General Partner Interest, such General Partner shall (i) remain liable for all obligations and liabilities (other than Partnership liabilities payable solely from Partnership Assets) incurred by it as General Partner before the effective date of such event, and (ii) pay all costs associated with the admission of its Successor General Partner. However, such General Partner who withdraws shall be free of and held harmless by the Partnership against any obligation or liability incurred on account of the activities of the Partnership from and after the effective date of such event, except as provided in this Agreement.

          Section 8.3 Additional or Successor General Partner.  A successor to
          ---------------------------------------------------
all of a General Partner's Interest who is proposed to be admitted to the Partnership as a Successor General Partner shall be admitted as the General Partner, effective upon the Transfer, with the Consent of the General Partner, or if there is no remaining General Partner, with the Consent of a majority in interest of the remaining Partners (measured by the relative number of Partnership Units owned by each). Any such additional or successor general partner shall carry on the business of the Partnership without dissolution. In addition, the following conditions must be satisfied:

          (A) The Person shall have accepted and agreed to be bound by all the terms and provisions of this Agreement, by executing a counterpart thereof and such other documents or instruments as may be required or appropriate in order to effect the admission of such Person as a General Partner; and

          (B) An amendment to this Agreement evidencing the admission of such Person as a General Partner shall have been executed by all General Partners and an amendment to the Certificate shall have been filed for recordation as required by the Act.

          Section 8.4 Restrictions on Transfer and Withdrawal by Limited
          --------------------------------------------------------------
Partner.
-------

          (A) Subject to the provisions of Section 8.4(D), no Limited Partner may Transfer all or any portion of his Partnership Interest without first obtaining the Consent of the General Partner, which Consent may be granted or withheld in the sole and absolute discretion of the General Partner. Any such purported transfer undertaken without such Consent shall be considered to be null and void ab initio and shall not be given effect.

          (B) No Limited Partner may withdraw from the Partnership other than as a result of a permitted Transfer of all of his Partnership Units pursuant to this Article VIII or pursuant to a redemption of all of his Partnership Units pursuant to Article IX of this Agreement. Upon the permitted Transfer or redemption of all of a Limited Partner's Partnership Units, such Limited Partner shall cease to be a Limited Partner.

          (C) Upon the Involuntary Withdrawal of any Limited Partner (which shall under no circumstance cause the dissolution of the Partnership), the executor, administrator, trustee, guardian, receiver or conservator of such Limited Partner's estate shall succeed to those rights of the Limited Partner prior to such Involuntary Withdrawal for the purpose of settling the affairs of the Limited Partner subject to the Involuntarily Withdrawal. Any Transfer of Partnership Units, including Transfers by operation of law, shall be effective only upon receiving Consent or the General Partner.

          (D) A Limited Partner may Transfer, with the Consent of the General Partner, all or a portion of his Partnership Units to (a) a parent or parents, spouse, natural or adopted descendant or descendants, spouse of such a descendant, or brother or sister; (b) a corporation controlled by a Person or Persons named in (a) above; or (c) if the Limited Partner is an entity, its beneficial owners; and the General Partner shall grant its Consent to any Transfer pursuant to this Section 8.4(D) unless such Transfer, in the reasonable judgment of the General Partner, would cause (or have the potential to cause) WREIT to (i) have more than fifty percent (50%) in value of its outstanding stock owned, directly or indirectly, by or for not more than five (5) Persons;
(ii) have its outstanding stock held by less than 100 persons (determined without reference to rules of attribution); (iii) be deemed to be "closely held' within the meaning of Code Section 856(h); or (iv) own, actually or constructively, 10% or more of the ownership interests in a tenant of WREIT, in which case the General Partner shall have the absolute right to refuse to permit such Transfer, and any purported Transfer in violation of this Section 8.4(D) shall be null and void ab initio.

          (E) No Transfer of any Limited Partner's Partnership Units shall be made if such Transfer would (i) in the opinion of Partnership counsel, cause the Partnership be treated as an association taxable as a corporation (rather than a partnership) for federal income tax purposes; (ii) be effected through an "established securities market" or a "secondary market (or the substantial equivalent thereof)" within the meaning of Code Section 7704; (iii) in the opinion of Partnership counsel, violate the provisions of applicable securities laws; or (iv) violate the terms of (or result in a default or acceleration under) any law, rule, regulation, agreement or commitment binding on the Partnership.

          Section 8.5 Substituted Limited Partner.
          ---------------------------------------

          (A) No transferee shall become a Limited Partner in place of his assignor unless and until the following conditions have been satisfied:

               (1) The assignor and transferee file a Notice or other evidence of Transfer and such other information reasonably required by the General Partner, including without limitation, names, addresses and telephone numbers of the assignor and transferee;

               (2) The transferee executes, adopts and acknowledges this Agreement, or a counterpart hereto, and such other documents as may be reasonably requested by the General Partner, including without limitation, all documents necessary to comply with applicable tax and/or securities rules and regulations;

               (3) The assignor or transferee pays all costs and fees incurred or charged by the Partnership to effect the Transfer and substitution; and

               (4) The assignor or transferee obtains the written Consent of the General Partner, which may be given or withheld in its sole and absolute discretion.

          (B) If a transferee of a Limited Partner does not become a Limited Partner pursuant to Section 8.5(A), such transferee shall be an Assignee and shall not have any rights to require any information on account of the Partnership's business, to inspect the Partnership's books, to participate in the management or operation of the Partnership, or to vote or otherwise take part in the affairs of the Partnership (such Partnership Units being deemed to have been voted in the same proportion as all other Partnership Units held by Limited Partners have been voted). Such Assignee shall be entitled, however, to all the rights of an assignee of a limited partnership interest under the Act. Any Assignee wishing to Transfer the Partnership Units acquired shall be subject to the restrictions set forth in this Article VIII.

          Section 8.6 Timing and Effect of Transfers.  Unless the General
          ------------------------------------------
Partner agrees otherwise, Transfers under this Article VIII may only be made as of the first day of a fiscal quarter of the Partnership. Upon any Transfer of a Partnership Interest in accordance with this Article VIII or redemption of a Partnership Interest in accordance with Article IX of this Agreement, the Partnership shall allocate all items of profit and loss between the transferor Partner and the transferee Partner in accordance with Code Section 706(d). The transferor Partner shall have the right to receive all distributions as to which the Record Date precedes the date of Transfer and the transferee Partner shall have the right to receive all distributions thereafter.

          Section 8.7 Additional Limited Partners.  Other than in accordance
          ---------------------------------------
with the transactions specified in the Contribution Agreement, after the initial execution of this Agreement and the admission to the Partnership of the Limited Partners, any Person making a Capital Contribution to the Partnership in accordance herewith shall be admitted as an Additional Limited Partner only (i) with the Consent of the General Partner, and (ii) upon execution, adoption and acknowledgment of this Agreement, or a counterpart hereto, and such other documents as may be reasonably requested by the General Partner, including without limitation, the power of attorney required under Section 12.3. Upon satisfaction of the foregoing requirements, such Person shall be admitted as an Additional Limited Partner effective on the date upon which the name of such Person is recorded on the books of the Partnership.

          Section 8.8 Amendment of Agreement and Certificate.  Upon any
          --------------------------------------------------
admission of a Person as a Partner to the Partnership, the General Partner shall take all necessary steps to amend this Agreement to reflect such admission, including amending Exhibit 1 to reflect the name, address, number of Partnership Units and percentage interest of such Substituted Limited Partner, and, if required by the Act, to cause to be filed an amendment to the Certificate.

                            ARTICLE IX - REDEMPTION

          Section 9.1 Right of Redemption.
          -------------------------------

          (A) Subject to any restriction on WREIT (including, but not limited to those set forth in its charter), the laws governing WREIT or otherwise (a "Redemption Restriction"), beginning on the Redemption Effective Date, during the four 30-day periods immediately following the filing with the Securities and Exchange Commission by WREIT of its annual report on Form 10-K or quarterly reports on Form 10-Q or during such periods as the Partnership may otherwise determine, each Redeeming Party shall have the right to cause the Partnership to redeem all or a portion of the Partnership Units held by such Redeeming Party by providing the General Partner with a Redemption Notice. A Limited Partner may not invoke its rights under this Article IX with respect to fewer than 100 Partnership Units or an integral multiple thereof or, if such Limited Partner holds fewer than 100 Partnership Units, all of the Partnership Units held by such Limited Partner. Upon the General Partner's receipt of a Redemption Notice from a Redeeming Party, the Partnership shall be obligated (subject to the existence of any Redemption Restriction) to redeem the Partnership Units from such Redeeming Party (the "Redemption Obligation").

          (B) Upon receipt of a Redemption Notice from a Redeeming Party, the General Partner shall either (i) cause the Partnership to redeem the Partnership Units tendered in the Redemption Notice, (ii) assume the Redemption Obligation, as set forth in Section 9.4, or (iii) provide written Notice to the Redeeming Party of any Redemption Restriction.

          Section 9.2 Timing of Redemption.  The Redemption Obligation (or the
          --------------------------------
obligation to provide Notice of a Redemption Restriction if one exists) shall mature on the date which is seven (7) business days after the receipt by the General Partner of a Redemption Notice from the Redeeming Party (the "Redemption Date").

          Section 9.3 Redemption Price.  On or before the Redemption Date, the
          ----------------------------
Partnership (or the General Partner if it elects pursuant to Section 9.4) shall deliver to the Redeeming Party, in the sole and absolute discretion of the General Partner either (i) a Share Payment or (ii) a Cash Payment. In order to enable the Partnership to effect a redemption by making a Share Payment pursuant to this Section 9.3, the General Partner in its sole and absolute discretion may direct WREIT to issue additional REIT Shares to the Partnership in exchange for the issuance to WREIT and/or the General Partner of Partnership Units determined by applying the Conversion Multiple to the number of REIT Shares issued. Notwithstanding the foregoing provisions of this Article IX, a Redeeming Party shall not receive a Share Payment in satisfaction of its redemption right if, in the opinion of counsel for the General Partner, such exchange would more likely than not (i) affect the Redemption Rights (as defined below), (ii) adversely affect the Limited Partners' rights to receive cash distributions, (iii) alter the Operating Partnership's allocations of income or loss, or (iv) impose on the Limited Partners any obligations to make additional contributions to the capital of the Operating Partnership. WREIT shall at all times reserve and keep available out of its authorized but unissued REIT Shares, solely for the purpose of effecting the exchange of Partnership Units for REIT Shares, such number of REIT shares as shall from time to time be sufficient to effect the conversion of all outstanding Partnership Units, and the exercise or conversion of all other rights to acquire REIT Shares.

          Section 9.4 Assumption of Redemption Obligation.  Upon receipt of a
          -----------------------------------------------
Redemption Notice, the General Partner, in its sole and absolute discretion, shall have the right to assume the Redemption Obligation of the Partnership. In such case, the General Partner shall be substituted for the Partnership for all purposes of this Article IX, and, upon acquisition of the Partnership Units tendered by the Redeeming Party pursuant to the Redemption Notice shall be treated for all purposes of this Agreement as the owner of such Partnership Units. In such case, the transaction shall be treated for federal income tax purposes by the Partnership, the General Partner and the Redeeming Party as a sale by the Redeeming Party as seller to the General Partner as purchaser.

          Section 9.5 Further Assurances.  Each party to this Agreement agrees
          ------------------------------
to execute any documents deemed reasonably necessary by the General Partner to evidence the issuance of any Share Payment to a Redeeming Party.

          Section 9.6 Effect of Redemption.  Upon the satisfaction of the
          --------------------------------
Redemption Obligation by the Partnership or the General Partner, as the case may be, the Redeeming Party shall have no further right to receive any Partnership distributions in respect of the Partnership Units so redeemed. If the Redeeming Party receives a Cash Payment, the Redeeming Party's Units shall be canceled upon receipt of the Cash Payment. If the Redeeming Party receives a Share Payment, the Units will not be canceled, but will be transferred to WREIT.

                    ARTICLE X - DISSOLUTION AND LIQUIDATION

          Section 10.1 Term and Dissolution. The Partnership commenced as of the
          ---------------------------------
date of filing of the Certificate, and shall continue until December 31, 2050, or until dissolution occurs prior to that date for any one of the following reasons:

          (A) An Involuntary Withdrawal of a sole remaining General Partner unless, within ninety (90) days after such event of withdrawal, a majority in interest of the remaining Partners (measured by the relative number of Partnership Units owned by each) agree in writing to the continuation of the Partnership and to the appointment of a Successor General Partner;

          (B) Entry of a decree of judicial dissolution of the Partnership under the Act; or

          (C) The sale, exchange or other disposition of all or substantially all of the Partnership Assets.

          (D)  Merger, bankruptcy or insolvency of the General Partner.

          (E) Election to dissolve by a majority of the Limited Partners and the General Partner.

          Section 10.2 Liquidation of Partnership Assets.
          -----------------------------------------------

          (A) In the event of dissolution pursuant to Section 10.1, the Partnership shall continue solely for purposes of winding up the affairs of, achieving a final termination of and satisfaction of the creditors of the Partnership. The General Partner (or, if there is no General Partner remaining, any Person elected by a majority in interest of the Limited Partners (the "Liquidator")) shall be responsible for oversight of the winding up and dissolution of the Partnership. The Liquidator shall obtain a full accounting of the assets and liabilities of the Partnership, and such Partnership Assets shall be liquidated (including, at the discretion of the Liquidator, in exchange, in whole or in part, for REIT Shares) as promptly as the Liquidator is able to do so without any undue loss in value, with the proceeds therefrom applied and distributed in the following order:

          (1) First, to the discharge of Partnership debts and liabilities to creditors other than Partners;

          (2) Second, to the discharge of Partnership debts and liabilities to the Partners; and

          (3) The balance, if any, to the Partners in accordance with their positive Capital Account balances as determined after giving effect to all Capital Account adjustments for such year.

          (B) In accordance with Section 10.2(A), the Liquidator shall proceed without any unnecessary delay to sell and otherwise liquidate the Partnership Assets; provided, however, that if the Liquidator shall determine that an immediate sale of part or all of the Partnership Assets would cause undue loss to the Partners, the Liquidator may defer the liquidation except (i) to the extent provided by the Act or (ii) as may be necessary to satisfy the debts and liabilities of the Partnership to Persons other than the Partners.

          (C) If, in the sole and absolute discretion of the Liquidator, there are Partnership Assets that the Liquidator will not be able to liquidate, or if the liquidation of such assets would result in undue loss to the Partners, the Liquidator may distribute such Partnership Assets to the Partners in kind, in lieu of cash, as tenants-in-common in accordance with the provisions of Section 10.2(A). The foregoing notwithstanding, such in-kind distributions shall only be made if in the Liquidator's good faith judgment that is in the best interest of the Partners.

          (D) Upon the complete liquidation and distribution of the Partnership Assets, the Partners shall cease to be Partners of the Partnership, and the Liquidator shall execute, acknowledge and cause to be filed all certificates and notices required by law to terminate the Partnership. Upon the dissolution of the Partnership pursuant to Section 10.1, the Liquidator shall cause to be prepared, and shall furnish to each Partner, a statement setting forth the assets and liabilities of the Partnership. Promptly following the complete liquidation and distribution of the Partnership Assets, the Liquidator shall furnish to each Partner a statement showing the manner in which the Partnership Assets were liquidated and distributed.

          Section 10.3 Time for Winding Up.  Anything in this Article X
          --------------------------------
notwithstanding, a reasonable time shall be allowed for the orderly winding up of the business and affairs of the Partnership and the liquidation of the Partnership Assets in order to minimize any potential for losses as a result of such process. During the period of winding up, this Agreement shall remain in full force and effect and shall govern the rights and relationships of the Partners inter se.


                     ARTICLE XI - AMENDMENTS AND MEETINGS

          Section 11.1 Amendment Procedure.
          --------------------------------

          (A) Amendments to this Agreement may be proposed by the General Partner. A proposed amendment will be adopted and become effective only if it receives the Consent of a majority in interest of the Limited Partners (measured by the relative number of Partnership Units owned by each); provided, however, no such amendment shall be adopted if it would (i) convert a Limited Partner's Interest in the Partnership into a General Partner Interest; (ii) increase the liability of a Limited Partner under this Agreement; (iii) except as otherwise permitted in this

Agreement, alter the Partners' rights to distributions set forth in Article V;
(iv) alter or modify any aspect of the Partners' rights with respect to redemption of Partnership Units; (v) cause the early termination of the Partnership (other than pursuant to the terms hereof); or (vi) amend this
Section 11.1(A), in each case without the Consent of each Partner adversely affected thereby. In connection with any proposed amendment of this Agreement requiring Consent, the General Partner shall either call a meeting to solicit the vote of the Partners or seek the written vote of the Partners to such amendment. In the case of a request for a written vote, the General Partner shall be authorized to impose such reasonable time limitations for response, but in no event less than ten (10) days, with the failure to respond being deemed a vote consistent with the vote of the General Partner.

          (B) Subject to the foregoing, amendments may be made to this Agreement by the General Partner, without the Consent of any Limited Partner, to
(i) add to the representations, duties or obligations of the General Partner or surrender any right or power granted to the General Partner herein; (ii) cure any ambiguity, correct or supplement any provision herein which may be inconsistent with any other provision herein or make any other provisions with respect to matters or questions arising hereunder which will not be inconsistent with any other provision hereof; (iii) reflect the admission, substitution, termination or withdrawal of Partners in accordance with this Agreement; (iv) satisfy any requirements, conditions or guidelines contained in any order, directive, opinion, ruling or regulation of a federal or state agency or court or contained in federal or state law; (v) to set forth the rights, powers, duties and preferences of the holders of any additional Partnership Interests issued pursuant to Section 4.2 hereof; or (vi) to reflect such changes as are reasonably necessary for WREIT to maintain its status as a REIT. The General Partner shall notify the Limited Partners whenever it exercises its authority pursuant to this Section 11.1(B).

          (C) Within ten (10) days of the making of any proposal to amend this Agreement, the General Partner shall give all Partners Notice of such proposal (along with the text of the proposed amendment and a statement of its purposes).

          Section 11.2 Meetings and Voting.
          --------------------------------

          (A) Meetings of Partners may be called by the General Partner. The General Partner shall give all Partners Notice of the purpose of such proposed meeting not less than three (3) days nor more than thirty (30) days prior to the date of the meeting. Meetings shall be held at a reasonable time and place selected by the General Partner. Whenever the vote or Consent of Partners is permitted or required hereunder, such vote or Consent shall be requested by the General Partner and may be given by the Partners in the same manner as set forth for a vote with respect to an amendment to this Agreement in Section 11.1(A).

          (B) Any action required or permitted to be taken at a meeting of the Partners may be taken without a meeting if a Consent setting forth the action to be taken is signed by the Partners owning Percentage Interests required to vote in favor of such action, which Consent may be evidenced in one or more instruments. Consents need not be solicited from any other

Partner if the Consent of a sufficient number of Partners has been obtained to take the action for which such solicitation was required.

          (C) Each Limited Partner may authorize any Person(s) to act for him by proxy on all matters on which a Limited Partner may participate. Every proxy
(i) must be signed by the Limited Partner or his attorney-in-fact; (ii) shall expire eleven (11) months from the date thereof unless the proxy provides otherwise; and (iii) shall be revocable at the discretion of the Limited Partner granting such proxy.


                    ARTICLE XII - MISCELLANEOUS PROVISIONS

          Section 12.1 Title to Property.  All property owned by the
          ------------------------------
Partnership, whether real or personal, tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually, shall have any ownership of such property. The Partnership may hold any of its assets in its own name or in the name of its nominee, which nominee may be one or more individuals, corporations, partnerships, trusts or other entities.

          Section 12.2 Other Activities of Limited Partners.  Except as
          -------------------------------------------------
expressly provided otherwise in this Agreement or in any other agreement entered into by a Limited Partner or any Affiliate of a Limited Partner and the Partnership, the General Partner or any Subsidiary of the Partnership or the General Partner, any Affiliate of the General Partner, any Limited Partner or any Affiliate of any Limited Partner may engage in, or possess an interest in, other business ventures of every nature and description, independently or with others, including without limitation, real estate business ventures, whether or not such other enterprises shall be in competition with any activities of the Partnership, the General Partner or the Subsidiary, and neither the Partnership, the General Partner, such Subsidiary nor the other Partners shall have any right by virtue of this Agreement in and to such independent ventures or to the income or profits derived therefrom.

          Section 12.3 Power of Attorney.
          ------------------------------

          (A) Each Limited Partner hereby irrevocably appoints and empowers the General Partner (which term shall include the Liquidator, in the event of a liquidation, for purposes of this Section 12.3) and each of its authorized officers and attorneys-in-fact with full power of substitution as his true and lawful agent and attorney-in-fact, with full power and authority in his name, place and stead to:

               (1) Make, execute, acknowledge, publish and file in the appropriate public offices (a) any duly approved amendments to the Certificate pursuant to the Act and to the laws of any state in which such documents are required to be filed; (b) any certificates, instruments or documents as may be required by, or may be appropriate under, the laws of any state or other jurisdiction in which the Partnership is doing or intends to do business; (c) any other instrument which may be required to be filed by the Partnership under the laws of any state or by any governmental agency, or which the General Partner deems advisable to file; (d) any documents which may be required to effect the continuation of the Partnership, the admission, withdrawal or substitution of any Partner pursuant to Article VIII of this Agreement, the dissolution and termination of the Partnership pursuant to Article X of this Agreement, or the surrender of any rights or the assumption of any additional responsibilities by the General Partner;
          (e) any document which may be required to effect an amendment to this Agreement to correct any mistake, omission or inconsistency, or to cure any ambiguity herein, to the extent such amendment is permitted by Section 11.1(B) of this Agreement; and (f) all instruments (including this Agreement and amendments and restatements hereof) relating to the determination of the rights, preferences and privileges of any class or series of Partnership Units issued pursuant to Section 4.2(B) of this Agreement; and

               (2) Sign, execute, swear to and acknowledge all voting ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole discretion of the General Partner, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by the Partners hereunder or is consistent with the terms of this Agreement and/or appropriate or necessary, in the sole discretion of the General Partner, to effectuate the terms or intent of this Agreement.

          (B) Nothing herein contained shall be construed as authorizing the General Partner to amend this Agreement except in accordance with Article XI of this Agreement or as may be otherwise expressly provided for in this Agreement.

          (C) The foregoing grant of authority (i) is a special power of attorney, coupled with an interest, and shall survive the Involuntary Withdrawal of any Partner and shall extend to such Partner's heirs, successors, assigns and personal representatives; (ii) may be exercised by the General Partner for each and every Partner acting as attorney-in-fact for each and every Partner; and
(iii) shall survive the Transfer by a Limited Partner of all or any portion of its Partnership Interest and shall be fully binding upon such transferee; except that the power of attorney shall survive such assignment with respect to the assignor Limited Partner for the sole purpose or enabling the General Partner to execute, acknowledge and file any instrument necessary to effect the admission of the transferee as a Substitute Limited Partner. Each Partner hereby agrees to be bound by any representations made by the General Partner, acting in good faith pursuant to such power of attorney. Each Partner shall execute and deliver to the General Partner, within fifteen (15) days after receipt of the General Partner's request therefor, such further designations, powers of attorney and other instruments as the General Partner deems necessary to effectuate this Agreement and the purposes of the Partnership.

          Section 12.4 Further Assurances.  The parties agree to execute and
          -------------------------------
deliver all such documents, provide all such information and take or refrain from taking any action as may be necessary or desirable to achieve the purposes of this Agreement and the Partnership.

          Section 12.5 Titles and Captions.  All article or section titles or
          --------------------------------
captions in this Agreement are solely for convenience and shall not be deemed to be part of this Agreement or otherwise define, limit or extend the scope or intent of any provision hereof.

          Section 12.6 Applicable Law.  This Agreement, and the application or
          ---------------------------
interpretation thereof, shall be governed exclusively by its terms and by the laws of the State of Delaware, without regard to its principles of conflicts of laws. In the event of a conflict between any provision of this Agreement and any non-mandatory provision of the Act, the provisions of this Agreement shall control and take precedence.

          Section 12.7 Binding Agreement.  This Agreement shall be binding upon
          ------------------------------
the parties hereto, their heirs, executors, personal representatives, successors and assigns.

          Section 12.8 Waiver of Partition.  Each of the parties hereto
          --------------------------------
irrevocably waives during the term of the Partnership any right that it may have to maintain any action for partition with respect to any property of the Partnership.

          Section 12.9 Counterparts and Effectiveness.  This Agreement may be
          -------------------------------------------
executed in several counterparts, which shall be treated as originals for all purposes, and all so executed shall constitute one agreement, binding on all of the parties hereto, notwithstanding that all the parties are not signatory to the original or the same counterpart. Any such counterpart shall be admissible into evidence as an original hereof against the Person who executed it. The execution of this Agreement and delivery thereof by facsimile shall be sufficient for all purposes, and shall be binding upon any party who so executes.

          Section 12.10 Survival of Representations.  All representations and
          -----------------------------------------
warranties herein shall survive the dissolution and final liquidation of the Partnership.

          Section 12.11 Entire Agreement.  This Agreement (and all Exhibits
          ------------------------------
hereto) contains the entire understanding among the parties hereto and supersedes all prior written or oral agreements among them respecting the within subject matter, unless otherwise provided herein. There are no representations, agreements, arrangements or understandings, oral or written, among the Partners hereto relating to the subject matter of this Agreement which are not fully expressed herein and in said Exhibits.

          Section 12.12 Securities Law Provisions.  The Partnership Units have
          ---------------------------------------
not been registered under the Federal or state securities laws of any state and, therefore, may not be resold unless appropriate Federal and state securities law; as well as the provisions of Article VIII, have been complied with.

          Section 12.13 Remedies Not Exclusive.  Any remedies herein contained
          ------------------------------------
for breaches of obligations hereunder shall not be deemed to be exclusive and shall not impair the right of any party to exercise any other right or remedy, whether for changes, injunction or otherwise.

                    [SIGNATURES CONTAINED ON FOLLOWING PAGE]

          IN WITNESS WHEREOF, this Agreement has been executed as of the day and year first above written.

                              General Partner:

                              WILSHIRE REAL ESTATE INVESTMENT TRUST INC., a Maryland corporation


                              By:_______________________________________

                              Name:_____________________________________

                              Title:____________________________________


                              Limited Partner:

                              WILSHIRE REAL ESTATE INVESTMENT TRUST INC., a Maryland corporation


                              By:_______________________________________

                              Name:_____________________________________

                              Title:____________________________________


                              Limited Partner:

                              SMALL CAP INVESTORS, LLC., an Oregon limited liability company


                              By:_______________________________________

                              Name:_____________________________________

                              Title:____________________________________

                     WILSHIRE REAL ESTATE PARTNERSHIP L.P.
                                  EXHIBIT 1 TO
                         LIMITED PARTNERSHIP AGREEMENT

                              Schedule of Partners

                               Value of
                             Contributed      Applicable
Name and Address             Assets/Cash    Number of Units   Percentage Interest

General Partner:
Wilshire Real Estate
 Investment Trust, Inc.
1776 SW Madison St.
Portland, OR 97205           $  1,468,000           100,000                  1.00%
                             ------------        ----------                ------

Limited Partner:

Wilshire Real Estate
 Investment Trust, Inc.
1776 SW Madison St.
Portland, OR 97205           $146,800,000         9,900,000                 98.90%
                             ------------        ----------               -------
Limited Partner:

Small Cap Investors,
 LLC
1776 SW Madison St.
Portland, OR 97205           $     15,000             1,875                  0.10%
                             ------------        ----------               -------


---------------------------------------------------------------------------------

              TOTAL          $146,815,000        10,001,875                100.00%
                             ============        ==========                ======


                     WILSHIRE REAL ESTATE PARTNERSHIP L.P.

                                 EXHIBIT 2 TO
                         LIMITED PARTNERSHIP AGREEMENT

                               Redemption Notice

                   The undersigned hereby irrevocably (i) redeems _________________ Partnership Units in Wilshire Real Estate Partnership L.P., a Delaware limited partnership (the "Partnership"), in accordance with the terms and conditions of the Limited Partnership Agreement of the Partnership (the "Partnership Agreement") and the provisions regarding the redemption of Partnership Units contained in Article IX thereof; (ii) surrenders such Partnership Units and all right, title and interest therein and to the Limited Partnership Interest represented thereby; (iii) directs that the Cash Payment or the Share Payment (as determined by the General Partner) deliverable upon exercise of the redemption rights provided by Article IX of the Partnership Agreement be delivered to the address specified below, and if REIT Shares are to be delivered, such REIT Shares be registered or placed in the name(s) and at the addresses) specified below; and (iv) agrees to be bound by the terms and conditions of any registration rights agreement applicable to such REIT Shares.

                   The undersigned hereby certifies that the receipt of Common Shares in exchange for Partnership Units surrendered hereby will not cause the undersigned, or any other person to whom the ownership of the undersigned's Common Shares would be attributed under Section 544 of the United States Internal Revenue Code (the "Code") or Section 318 (as modified by Section 856(d)(5) of the Code), to the Beneficially Own or Constructively Own Common Shares in excess of the Ownership Limit (as such terms are defined in the Articles of Organization as amended of the General Partner).

                   Under penalties of perjury, the undersigned declares that the undersigned is not a "foreign person" as defined in Section 1445(f)(3) of the Code, and that the undersigned's name, address and social security or employer identification number are true and correct.

                   Capitalized terms not otherwise defined herein shall have the same meaning ascribed thereto in the Limited Partnership Agreement.

Dated:______________________________________
             (Signature of Limited Partner)

      ______________________________________
      (Street Address)

      ______________________________________
      (City)          (State)     (Zip Code)

Signature Guaranteed by:



___________________________________________



Issue REIT Shares to:



(name(s))____________________________________

____________________________________________
Taxpayer Identification Number

                     WILSHIRE REAL ESTATE PARTNERSHIP L.P.

                                 EXHIBIT 3 TO
                         LIMITED PARTNERSHIP AGREEMENT

                             Allocation Provisions

                    1.   Definitions.  The following terms shall have the
                         -----------
meaning ascribed to
them for purposes of this Exhibit 3.

                    Adjusted Capital Account Deficit:  With respect to any
                    --------------------------------
Partner, the deficit balance, if any, in such Partner's Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

                    (A) Credit to such Capital Account any amounts which such Partner is obligated to restore pursuant to any provision of this agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Section 1.704-2(g)(1) and 1.704-2(i)(5); and

                    (B) Debit to such Capital Account the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

                    The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

                    Capital Account:  For each Partner, the separate account
                    ---------------
established with regard to such Partner on the books of the Partnership, which account shall be credited for (i) the amount of such Partner's Capital Contributions, (ii) such Partner's distributive share of Profits and any items in the nature of income or gain which are specially allocated to such Partner pursuant to Section 2(C) or Section 2(D), and (iii) the amount of any Partnership liabilities assumed by such Partner or which are secured by any asset distributed to such Partner, and which shall be debited for (i) the amount of cash and the Gross Asset Value of any asset distributed to such Partner, (ii) such Partner's distributive share of Losses and any items in the nature of expenses or losses which are specially allocated to such Partner pursuant to
Section 2(C) or Section 2(D), and (iii) the amount of any liabilities of such Partner assumed by the Partnership or which are secured by any asset contributed by such Partner to the Partnership. The foregoing definition is intended to comply with Regulations Section 1.704-1(b)(2)(iv). Any transferee of a Partner's Interest transferred in accordance with this Agreement shall succeed to that transferor's Capital Account.

          In determining the amount of any liability for purposes of the foregoing paragraph and the definition of "Net Capital Contributions" in Article II of this Agreement, there shall be taken into account Code Section 752(c) and any other applicable provisions of the Regulations.

                    Depreciation:  For each Fiscal Year or other period, an
                    ------------
amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such year or other period bears to the beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period is zero, Depreciation for such year or other period shall be determined with reference to such beginning Gross Asset Value using any reasonable method approved by the General Partner.

                    Nonrecourse Deductions:  The meaning set forth in
                    ----------------------
Regulations Sections 1.704-2(b)(1) and (c). The amount of Nonrecourse Deductions for a Fiscal Year equals the excess, if any, of the net increase, if any, in the amount of Partnership Minimum Gain during that Fiscal Year over the aggregate amount of any distributions during that Fiscal Year of proceeds of a Nonrecourse Liability that are allocable to an increase in Partnership Minimum Gain, determined according to the provisions of Regulations Section 1.704-2(c).

                    Nonrecourse Liability:  The meaning set forth in Regulations
                    ---------------------
Section 1.752-1(a)(2).

                    Partner Minimum Gain:  An amount, with respect to each
                    --------------------
Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i).

                    Partner Nonrecourse Debt:  The meaning set forth in
                    ------------------------
Regulations Section 1.704-2(b)(4).

                    Partner Nonrecourse Deductions:  The meaning set forth in
                    ------------------------------
Regulations Section 1.704-2(i). The amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a fiscal year equals the excess, if any, of the net increase, if any, in the amount of Partner Minimum Gain attributable to such Partner Nonrecourse Debt during that fiscal year over the aggregate amount of any distributions during that fiscal year to the Partner that bears the economic risk of loss for such Partner Nonrecourse Debt to the extent such distributions are from the proceeds of such Partner Nonrecourse Debt and are allocable to an increase in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(2).

                    Partnership Minimum Gain:  The meaning set forth in
                    ------------------------
Regulations Sections 1.704-2(b)(2) and (d).

                    Profits and Losses:  For each Fiscal Year or other
                    ------------------
period, an amount equal to the Partnership's taxable income or loss for such year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

                    (A) Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be added to such taxable income or loss;

                    (B) Any expenditures of the Partnership described in Code
          Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be subtracted from such taxable income or loss;

                    (C) In the event the Gross Asset Value of any Partnership Asset is adjusted pursuant to Clause (B) or (C) of the definition of Gross Asset Value in Section 2.1 of the Agreement, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses;

                    (D) Gain or loss resulting from any disposition of Partnership Assets with respect to which gain or loss is recognized for federal income purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

                    (E) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year or other period, computed in accordance with the definition of Depreciation; and

                    (F) To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Sections 734(b) or 743(b) of the Code is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Partner's Interest, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Profits or Losses; and

                    (G) Notwithstanding any other provisions of this definition, any items which are specially allocated pursuant to Section 2(C) or
          Section 2(D) hereof shall not be taken into account in computing Profits or Losses.

                    Regulations:  The Income Tax Regulations promulgated under
                    -----------
          the Code, as such regulations may be amended from time to time, including corresponding provisions of succeeding regulations.

                    2.   Allocation of Profit and Loss.
                         -----------------------------

                    (A) After giving effect to the special allocations set forth in Sections 2(B)(1), 2(B)(2) and 2(C) hereof, Profits and Losses in each Fiscal Year shall be allocated to the Partners, pro rata in accordance with their respective Percentage Interests.

                    (B)(1) The Losses allocated pursuant to Section 2(A) hereof shall not exceed the maximum amount of Losses that can be so allocated without causing any Limited Partner to have an Adjusted Capital Account Deficit at the end of any Fiscal Year. In the event some but not all of the Limited Partners would have Adjusted Capital Account Deficits as a consequence of an allocation of Losses pursuant to Section 2(A) hereof but for this Section 2(B), the limitation set forth in this (B) shall be applied on a Limited Partner by Limited Partner basis so as to allocate the maximum permissible Losses to each Limited Partner under Regulations Section 1.704-1(b)(2)(ii)(d). All Losses in excess of the limitations set forth in this Section 2(B) shall be allocated to the General Partner.

                    (2) To the extent Losses are allocated to Partners pursuant to Section 2(B)(1), then Profits shall be allocated to such Partners to the extent and in proportion to such allocated Losses.

                    (C) Special Allocations. The following special allocations shall be made in the following order:

                    (1) Minimum Gain Chargeback. Notwithstanding any other provision of the foregoing Sections 2(A) and (B), if there is a net decrease in Partnership Minimum Gain during any Fiscal Year, then, to the extent required by Regulations Section 1.704-2(f), each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in Partnership Minimum Gain, determined in accordance with Regulations Section 1.704-2(g)(2). The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(f)(6) and

          1.704-2(j). This Section 2(C)(1) is intended to comply with the minimum gain chargeback requirement in Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

                    (2) Partner Minimum Gain Chargeback. Notwithstanding any other provision of Sections 2(A)-(F) hereof except Section 2(C)(1), if there is a net decrease in Partner Minimum Gain attributable to a Partner Nonrecourse Debt during any Fiscal Year, then, to the extent required by Regulations Section 1.704-2(i)(4), each Partner who has a share of the Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4). The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(i)(4) and 1.704-2(j). This Section 2(C)(2) is
          intended to comply with the minimum gain chargeback requirement in Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

                    (3) Qualified Income Offset. In the event any Limited Partner unexpectedly receives any adjustments, allocations, or distributions described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Partnership income and gain (consisting of a pro rata portion of each item of Partnership income, including gross income, and gain for such year) shall be specially allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of such Partner as quickly as possible, provided that an allocation pursuant to this Section 2(C)(3) shall be made if and only to the extent that such Partner would have an Adjusted Capital Account Deficit after all other allocations provided for in Sections 2(A)-(F) hereof have been tentatively made as if this
          Section 2(C)(3) were not in the Agreement.

                    (4) Gross Income Allocation. In the event any Limited Partner has a deficit Capital Account at the end of any Fiscal Year that is in excess of the sum of (i) the amount such Partner is obligated to restore, and (ii) the amount such Partner is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), such Partner shall be specially allocated items of Partnership income and gain (consisting of a pro rata portion of each item of Partnership income, including gross income, and gain for such year) in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 2(C)(4) shall be made if and only to the extent that such Partner would have a deficit Capital Account in excess of such sum after all other allocations provided for in Sections 2(A)-(F) hereof have been tentatively made as if Section 2(C)(3) and this Section 2(C)(4) were not in the Agreement.

                    (5) Nonrecourse Deductions. Nonrecourse Deductions for any Fiscal Year or other period shall be specially allocated to the Partners in proportion to their Partnership Interest.

                    (6) Partner Nonrecourse Deductions. Any Partner Nonrecourse Deductions for any Fiscal Year or other period shall be specially allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Regulations
          Section 1.704-2(i)(1).

                    (7) Section 754 Adjustment. To the extent an adjustment to the adjusted tax basis of any Partnership Asset pursuant to Code
          Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Sections 1.704-1(b)(2)(iv)(m)(2) or 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Regulations Section.

                    (D) Curative Allocations. The allocations set forth in Sections 2(B), 2(C)(1), 2(C)(2), 2(C)(3), 2(C)(4), 2(C)(5), 2(C)(6) and 2(C)(7)
(the "Regulatory Allocations") are intended to comply with certain requirements
     ------------------------
of the Regulations. It is the intent of the Partners that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Partnership income, gain, loss or deduction pursuant to this Section 2(D). Therefore, notwithstanding any other provision of this Section 2 (other than the Regulatory Allocations), the General Partner shall make such offsetting special allocations of Partnership income, gain, loss or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Partner's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Partner would have had if the Regulatory Allocations were not part of the Agreement and all Partnership items were allocated pursuant to Section 2(A). In exercising its discretion under this Section 2(D), the General Partner shall take into account future Regulatory Allocations under Sections 2(C)(1) and 2(C)(2), that although not yet made, are likely to offset other Regulatory Allocations previously made under Sections 2(C)(5) and 2(C)(6) hereof.

                    (E)  Other Allocation Rules.

                         (1)  For purposes of determining the Profits, Losses or
any other items allocable to any period, Profits, Losses and any such other items shall be determined on a daily, monthly, or other basis, as determined by the General Partner using any permissible method under Code Section 706 and the Regulations thereunder.

                         (2)  Except as otherwise provided in this Agreement,
all items of Partnership income, gain, loss, deduction and any other allocations not otherwise provided for shall be divided among the Partners in the same proportions as they share Profits and Losses, as the case may be, for the year.

                         (3)  The Partners are aware of the income tax
consequences of the allocations made by Sections 2(A)-(G) hereof and hereby agree to be bound by the provisions of Sections 2(A)-(G) hereof in reporting their shares of Partnership income and loss for income tax purposes.

                         (4)  Solely for purposes of determining a Partner's
proportionate share of the "excess nonrecourse liabilities" of the Partnership within the meaning of Regulations Section 1.752-3(a)(3), the Partners' interests in Partnership profits shall be equal to their Percentages of Partnership Interest.

                    (F)  Tax Allocations - Code Section 704(c).

                         (1)  In accordance with Code Section 704(c) and the
Regulations thereunder, income, gain, loss and deduction with respect to any property contributed to the capital of the Partnership shall, solely for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its initial Gross Asset Value (computed in accordance with the definition in Section 2.1 of the Agreement).

                         (2)  In the event the Gross Asset Value of any
Partnership Asset is adjusted, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations thereunder.

                         (3)  Any elections or other decisions relating to such
allocations shall be made by the General Partner in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 2(F) are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Partner's Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provision of this Agreement.

                    (G)  Regulatory Compliance. The foregoing provisions of this
Section 2 relating to the allocation of Profits, Losses and other items for federal income tax purposes are intended to comply with Treasury Regulations Sections 1.704-1(b) and 1.704-2, and shall be interpreted and applied in a manner consistent with such Treasury Regulations.

                     WILSHIRE REAL ESTATE PARTNERSHIP L.P.

                                 EXHIBIT 4 TO
                         LIMITED PARTNERSHIP AGREEMENT

                           Form of Unit Certificate

                NON-NEGOTIABLE NON-TRANSFERABLE, NON-ASSIGNABLE


          The undersigned hereby acknowledges that Units in WILSHIRE REAL ESTATE LIMITED PARTNERSHIP L.P. (the "Partnership") organized under the Revised Uniform Limited Partnership Act of the State of Delaware, are registered on the records of said Partnership in the amount and in the name set forth below:


Certificate                        Social Security or Taxpayer
Number           Name and Address    Identification or Number     Number of Units
--------------   ----------------   ---------------------------   ---------------



          This document has been issued solely to evidence that the above number of units stands in the name of such holder of Units, as of the date appearing hereon, in the Partnership's Limited Partnership Agreement (the "Partnership Agreement), pursuant to Article IV of the Partnership Agreement, and does not grant or carry with it any rights to the income, profits or assets of the Partnership, such rights being derived solely from the Partnership Agreement. This document is NON-NEGOTIABLE, NON-TRANSFERABLE and NON-ASSIGNABLE. Assignment of Units can only be accomplished in accordance with the procedure set forth in the Partnership Agreement, and such assignment is subject to certain limitations contained in Articles IV and VIII of the Partnership Agreement, including a provision that the substitution of any assignee of Units as a Limited Partner of the Partnership shall be subject to the consent of the General Partner, which consent may be granted or withheld in its sole and absolute discretion. Subject to Section 9.4 of the Partnership Agreement, beginning one year after the Effective Date, a holder of Units has the right to receive cash or, at the sole and absolute discretion of the General Partner, Common Shares of the General Partner in exchange for Units as provided in
Article IX of the Partnership Agreement. Subject to certain limited exemptions, Limited Partners are prohibited from offering, selling, contracting to sell or otherwise disposing of any Units or Common Shares obtained in exchange of Units for a period of one year from the Effective Date without the prior written consent of the Representative. THIS DOCUMENT IS NOT A SECURITY UNDER THE APPLICABLE PROVISIONS OF THE UNIFORM COMMERCIAL CODE, AND NEGOTIATION, TRANSFER

OR ASSIGNMENT OF INTEREST CANNOT BE ACCOMPLISHED BY ANY ATTEMPT TO NEGOTIATE,
TRANSFER OR ASSIGN THIS DOCUMENT.   Copies of the Partnership Agreement may be
obtained from the General Partner by contacting WILSHIRE REAL ESTATE LIMITED PARTNERSHIP, L.P., 1776 SW Madison Street, Portland, Oregon 97205, Attention:
Secretary. Terms used herein have the meanings ascribed to such terms as in the Partnership Agreement.

          THE UNITS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR TRANSFERRED ABSENT REGISTRATION THEREUNDER OR EXEMPTION THEREFROM.

          [Additional Legends Required by Blue Sky Laws.]




                                 -------------------------------------------
                                 Lawrence A. Mendelsohn, President
                                 Wilshire Real Estate Investment Trust, Inc.
                                 General Partner